As filed with the Securities and Exchange Commission on May 15, 2014

File No. 001-36313

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

TIMKENSTEEL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	46-4024951
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1835 Dueber Ave., S.W., Canton, OH	44706-2798
(Address of principal executive offices)	(Zip Code)

330.438.3000

(Registrant’s telephone number, including area code)

Copy to:

Lyle G. Ganske

Michael J. Solecki

James P. Dougherty

Jones Day

901 Lakeside Avenue

Cleveland, Ohio 44114-1190

(216) 586-3939

Fax: (216) 579-0212

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Shares, without par value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TIMKENSTEEL CORPORATION

INFORMATION REQUIRED AND INCORPORATED BY REFERENCE IN FORM 10

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the information statement filed herewith as Exhibit 99.1.

Item 1.   Business.

The information required by this item is contained under the sections of the information statement entitled “Summary,” “Business,” “Certain Relationships and Related Transactions,” “Relationship With Timken After the Spinoff” and “Where You Can Find More Information.”

Item 1A.   Risk Factors.

The information required by this item is contained under the section of the information statement entitled “Risk Factors.”

Item 2.   Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Selected Historical Consolidated Financial Data,” “Unaudited Pro Forma Consolidated Financial Data,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk.”

Item 3.   Properties.

The information required by this item is contained under the section of the information statement entitled “Business — Properties.”

Item 4.   Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.”

Item 5.   Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.”

Item 6.   Executive Compensation.

The information required by this item is contained under the section of the information statement entitled “Compensation Discussion and Analysis” and “Executive Compensation.”

Item 7.   Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the information statement entitled “Management” and “Certain Relationships and Related Transactions.”

Item 8.   Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business — Legal Proceedings.”

Item 9.   Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “The Spinoff,” “Dividend Policy,” “Security Ownership of Certain Beneficial Owners and Management” and “Description of Capital Stock.”

Item 10.   Recent Sales of Unregistered Securities.

The information required by this item is contained under the sections of the information statement entitled “The Spinoff” and “Description of Capital Stock.”

Item 11.   Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “Dividend Policy” and “Description of Capital Stock.”

Item 12.   Indemnification of Directors and Officers.

The information required by this item is contained under the sections of the information statement entitled “Description of Capital Stock — Limitation on Directors’ Liability” and “Indemnification of Directors and Officers.”

Item 13.   Financial Statements and Supplementary Data.

The information required by this item is contained under the sections of the information statement entitled “Index to Consolidated Financial Statements” (and the financial statements referenced therein).

Item 14.   Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.   Financial Statements and Exhibits.

(a)   Financial Statements

The information required by this item is contained under the section of the information statement entitled “Index to Consolidated Financial Statements” (and the financial statements referenced therein).

(b)   Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1*+	Form of Separation and Distribution Agreement

3.1	Form of Amended and Restated Articles of Incorporation of the Registrant

3.2	Regulations of the Registrant

4.1	Form of Specimen Certificate for the Registrant’s common shares, without par value

10.1+	Form of Tax Sharing Agreement

10.2	Form of Employee Matters Agreement

10.3+	Form of Transition Services Agreement

10.4**+	Form of Trademark License Agreement

10.5**+	Form of Noncompetition Agreement

10.6	TimkenSteel Corporation 2014 Equity and Incentive Compensation Plan

10.7	TimkenSteel Corporation Senior Executive Management Performance Plan

10.8	TimkenSteel Corporation Annual Performance Award Plan

10.9	Form of Director Indemnification Agreement

10.10	Form of Officer Indemnification Agreement

10.11	Form of Director and Officer Indemnification Agreement

21.1+	List of Subsidiaries

99.1	Information Statement, Subject to Completion, dated May 15, 2014.

*	Certain exhibits and schedules have been omitted and TimkenSteel agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits and schedules upon request.
**	Confidential treatment requested and/or approved as to certain portions, which portions have been omitted and filed separately with the Securities and Exchange Commission.
+	Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TimkenSteel Corporation

By:	/s/ Christopher J. Holding
Name:	Christopher J. Holding

Title:	Executive Vice President and Chief Financial Officer

Dated:     May 15, 2014

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1*+	Form of Separation and Distribution Agreement

3.1	Form of Amended and Restated Articles of Incorporation of the Registrant

3.2	Regulations of the Registrant

4.1	Form of Specimen Certificate for the Registrant’s common shares, without par value

10.1+	Form of Tax Sharing Agreement

10.2	Form of Employee Matters Agreement

10.3+	Form of Transition Services Agreement

10.4**+	Form of Trademark License Agreement

10.5**+	Form of Noncompetition Agreement

10.6	TimkenSteel Corporation 2014 Equity and Incentive Compensation Plan

10.7	TimkenSteel Corporation Senior Executive Management Performance Plan

10.8	TimkenSteel Corporation Annual Performance Award Plan

10.9	Form of Director Indemnification Agreement

10.10	Form of Officer Indemnification Agreement

10.11	Form of Director and Officer Indemnification Agreement

21.1+	List of Subsidiaries

99.1	Information Statement, Subject to Completion, dated May 15, 2014.

*	Certain exhibits and schedules have been omitted and TimkenSteel agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits and schedules upon request.
**	Confidential treatment requested and/or approved as to certain portions, which portions have been omitted and filed separately with the Securities and Exchange Commission.
+	Previously filed.